                                                                    EXHIBIT 10.6

                       CONFIDENTIAL TREATMENT REQUESTED
 [*] Denotes information for which confidential treatment has been requested. Confidential portions omitted have been filed separately with the Commission.


                             OEM License Agreement
                                    Between
                  Sonic Systems, Inc. and Com21, Incorporated

THIS AGREEMENT is entered into between Sonic Systems, Inc., a California corporation principally located at 5400 Betsy Ross Drive, Suite 206, Santa Clara, CA 95054 ("Sonic"), and Com21, Incorporated, a California corporation
                  -----
located at 750 Tasman Drive, Milpitas, CA 95035 ("Com21"), and is made as of
                                                  -----
this ______ day of ________________, 1999 ("Effective Date").

                                  Background
                                  ----------

Sonic will provide to Com21 an object code license of the software to a 16-user version of Sonic's SonicWALL Internet Security Appliance. Com21 will integrate the object code into one or more of its cable modem products.

1.   Definitions
     -----------

     Channel Partners.  "Channel Partners" shall mean any third party authorized
     ----------------
by Com21 to resell the Licensed Software and includes, but is not limited to, distributors, resellers, value-added resellers, system integrators, and OEMs.

     Confidential Information.  "Confidential Information" means any data or
     ------------------------
information, oral or written, which a party reasonably should understand to be confidential that relates to either Party's (or, if either Party is bound to protect the confidentiality of any other person's information, such other person's) past, present, or future research, development, or business activities, including any unannounced Licensed Software or products and services, and including any information relating to services, developments, inventions, processes, plans, financial information, customer and supplier lists, forecasts, and projections. Confidential Information also includes the terms of this Agreement. Notwithstanding the foregoing, Confidential Information is deemed not to include information that (i) is publicly available or in the public domain at the time disclosed; (ii) is or becomes publicly available or enters the public domain through no fault of the Party receiving such information; (iii) is rightfully communicated to the recipient by persons not bound by confidentiality obligations with respect thereto; (iv) is already in the recipient's possession free of any confidentiality obligations with respect thereto (excluding, however, any copies of the Licensed Software that may be in Com21's possession prior to the date of this Agreement); (v) is independently developed by the recipient; (vi) is approved for release or disclosure by the disclosing Party without restriction; or (vii) is required to be disclosed or is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the recipient shall provide prompt notice thereof to the disclosing Party to enable the disclosing Party to seek a protective order or otherwise prevent or restrict such disclosure.

     Deliverables.  "Deliverables" shall mean the items listed in Exhibit A.
     ------------

     Derivative Works.  "Derivative Works" means programming or design changes
     ----------------
made to the Licensed Software.

     Documentation.  "Documentation" shall mean the user manual associated with
     -------------
the Licensed Software.

     End User.  "End User" means end user customers located within the Territory
     --------
who receive OEM Products containing the Licensed Software.

     "End User Agreement" shall mean an agreement, in printed or electronic
      ------------------
form, between Com21 and an End User substantially in the form and no less restrictive than the agreement attached hereto as Exhibit E.

     Enhancements.  "Enhancements" means any modification or addition that, when
     ------------
made or added to the Licensed Software, materially changes its utility, efficiency, functional capability, or application, but that does not constitute solely an Error Correction. Enhancements may be designated by Sonic as minor or major, depending on Sonic's assessment of their value and of the function added to the preexisting Licensed Software.

     Error.  "Error" means the failure of the Licensed Software to conform in
     -----
all material respects to its functional specifications as published from time to time by Sonic, the current version of which is attached as Exhibit C hereto. However, any nonconformity resulting from Com21's or its customers' material misuse, improper use, or alteration of the Licensed Software is not an Error.

     Error Correction.  "Error Correction" means either a modification or an
     ----------------
addition that, when made or added to the Licensed Software, establishes material conformity of the Licensed Software to its Specifications.

     First-Tier Support.  "First-Tier Support" shall mean technical support of
     ------------------
the Licensed Software or OEM Products directly to End Users.

     Licensed Software.  "Licensed Software" means a 16-user version of the
     -----------------
firmware developed by Sonic for its SonicWALL product family in machine executable, object code format and includes all Documentation, Software, Enhancements, Error Corrections, Modifications, Licensed Upgrades, and Releases Sonic makes available to Com21 hereunder.

     Licensed Upgrades.  "Licensed Upgrades" shall mean any upgrade for the
     -----------------
Licensed Software for which there is a defined upgrade price in Exhibit B and for which Sonic will provide to Com21 a software upgrade key to enable such upgrade.

     Modifications.  "Modifications" means any changes to the Licensed Software
     -------------
made by Sonic.

     NRE.  "NRE" means non-recurring engineering.
     ---

     OEM Product License.  "OEM Product License" means the license set forth
     -------------------
below in Section 2.1 of this Agreement.

     OEM Products.  "OEM Products" shall mean any product or service produced by
     ------------
Com21 that includes all or a portion of the Licensed Software.

     Options.  "Options" shall mean Licensed Software add-ons that may be made
     -------
available to customers from time to time for an additional charge.

     Party or Parties.  "Party" or "Parties" means Sonic or Com21, as
     ----------------
applicable, or both Sonic and Com21 as parties to this Agreement.

     Prices.  "Prices" shall mean the Prices listed in Exhibit B.
     ------

     Releases.  "Releases" means new versions of the Licensed Software, which
     --------
may include, without limitation, Error Corrections, Enhancements, and Modifications.

     Second-Tier Support.  "Second-Tier Support" shall mean technical support of
     -------------------
the Licensed Software or OEM Products directly to Channel Partners.

     Severity I Bug.  "Severity I Bug" shall mean any demonstrable Error in the
     --------------
Licensed Software that (i) causes the Licensed Software to have a significant loss of intended function as set forth in the applicable Specifications; (ii) causes or is likely to cause data to be lost or destroyed; or (iii) prevents the Licensed Software from being installed or executed on the properly configured environment.

     Specifications.  "Specifications" shall mean the specifications for the
     --------------
Licensed Software set forth on Exhibit A, Exhibit C, and as otherwise mutually agreed upon by the Parties in writing.

     Third-Tier Support.  "Third-Tier Support" shall mean technical support of
     ------------------
the Licensed Software directly to Com21.

     Territory.  The "Territory" is the world, subject to the export
     ---------
restrictions covered in Section 10.1.

2.   Rights and Restrictions
     -----------------------

     2.1  License Grants. Sonic hereby grants to Com21 a non-exclusive,
          --------------
worldwide right to reproduce the Documentation and to use, support, sublicense, and distribute object code versions of the Licensed Software only when incorporated as part of the OEM Products. Com21 does not have right to transfer or assign this OEM Product License to any third party except as permitted under
Section 11.8 below.

     2.2  Use of Trademarks/Logos.  No license is granted to Com21 to use any
          -----------------------
Sonic trademarks, service marks or logos, or those trademarks or logos of any of Sonic's OEMs without the prior, express written permission of Sonic.

     2.3  Ownership of Intellectual Property in Licensed Software.  The Sonic
          -------------------------------------------------------
Licensed Software, including any associated intellectual property rights and/or Derivative Works, are and remain the sole property of Sonic regardless of whether Com21, its employees, or contractors may have contributed to the conception of such work, joined in the effort of its development, or paid Sonic for the use of the Licensed Software. Com21 shall from time to time take any further action and execute and deliver any further instrument, including documents of assignment or acknowledgment, that Sonic may reasonably request in order to establish and perfect its exclusive ownership rights in such works, including any associated intellectual property rights.

     2.4  Software License Restrictions.  Com21 shall not reverse compile or
          -----------------------------
disassemble object code versions of the Licensed Software or otherwise create, attempt to create, or knowingly permit or assist others to create a source code of the Software.

     2.5  Proprietary Notices.  Com 21 and its employees and agents shall not
          -------------------
remove or alter any trademark, trade name, copyright, or other proprietary notices, legends, symbols or labels appearing on or in copies of the Licensed Software delivered to Com21 and shall use the same notices, legends, symbols, or labels in and on all copies of the Licensed Software made by Com21. Each portion of the Derivative Works thereof shall include the intellectual property notice or notices appearing in or on the corresponding portion of such materials as delivered by Sonic hereunder.

     2.6  Enforcement of Channel Partner and End User Agreements.  Com21 shall
          ------------------------------------------------------
use commercially reasonable efforts to enforce all agreements it enters into with any authorized distributor or reseller under which such distributor or reseller distributes or resells any OEM Products that contain the Licensed Software. Each such agreement shall contain provisions requiring any such distributor or reseller to provide Com21 with reasonable assistance in enforcing the End User Agreements, and Com21 shall use commercially reasonable efforts to ensure the End Users materially comply with such End User Agreements. Com21 shall use commercially reasonable efforts to protect all copyrights related to the Licensed Software and Documentation, and shall notify Sonic of any breach of a material obligation under any of Com21's applicable distribution and/or reseller agreements or of any End User License Agreement of which Com21 becomes aware, and will cooperate with Sonic in any legal action to prevent or stop unauthorized use, reproduction or distribution of the Licensed Software.

     2.7  Temporary Exclusivity.  Sonic agrees not to enter into OEM License
          ---------------------
Agreements with other companies specifically to integrate current SonicWALL technology with their cable modem products for a period of [*] months from First Customer Ship of the Com21 Product. As Sonic develops new technology, Com21 will have 30 days after its release by Sonic to determine if Com21 would like to license it. If Com21 so chooses to enter into an agreement with Sonic for the new technology, then this section 2.7 will be incorporated into that agreement granting temporary exclusivity for a period of [*] months following the effective date of the new agreement associated with the licensing of the new technology.

     2.8  Price Guarantee.  Once the temporary exclusivity expires as per
          ---------------
section 2.7, should Sonic enter into an agreement materially identical to this Agreement with another company who specifically intends to integrate the same Sonic technology into a cable modem product, Com21 shall receive the same annual license and per unit royalty fees as that company if the pricing is lower than is specified in this Agreement and annual quantity commitments are the same as this Agreement. In the event a price decrease is granted to Com21, it shall be in effect from the Effective Date of the agreement Sonic signs with the other company and under no circumstances shall be retroactive.

3.   Consideration
     -------------

     3.1  Purchase from Sonic.  A per unit software royalty fee shall be owed by
          -------------------
Com21 to Sonic for each OEM Product unit shipped, net of returns. However, Com21 shall be able to ship up to [*] OEM Product beta units (non-revenue producing units) prior to First Customer Ship without having to pay this fee to Sonic. Com21 shall also be able to ship a quantity of MDU ("Marketing Demonstration Units") OEM Product with no per unit royalty fee owed to Sonic as long as Com21 does not receive revenue for those units. Should Com21 eventually receive revenue from beta or MDU, then Com21 shall owe the associated per unit royalty to Sonic. During the term of this Agreement, the Parties agree to a maximum MDU quarterly quantity not to exceed [*] of that quarter's revenue producing OEM Product unit shipments. If a customer does not purchase the beta or MDU units from Com21, no per unit fee for those units shall be owed to Sonic. In addition, Com21 shall pay an annual software license fee. These fees are listed in Exhibit B.

     3.2  Terms of Purchase.
          -----------------

          (a)  Per Unit Software Royalties: Payment of royalties shall be net 30
               ---------------------------
days after the end of each calendar quarter for software royalties owed for shipments of OEM Product that quarter.

          (b)  Annual License Fee: Fifty-percent (50%) of the [*] annual
               ------------------
license fee or [*] is due upon delivery of the Object Code to Com21. The remaining fifty-percent (50%) shall be due upon Com21 beta release of the OEM Product or upon acceptance of the deliverables specified in Exhibit D, whichever comes first. Thereafter, the 50% of the full annual license fee shall be due annually on the Agreement anniversary date and the remaining 50% on the anniversary date of the first year's second payment. The Parties agree that the payment for year two is guaranteed, except in the event Sonic materially breaches and does not cure per the terms in Section 9.2 of this Agreement, and will be made by Com21 to Sonic.


     (c)  NRE:  Applicable NRE fees are due upon execution of this Agreement.
          ---
4.   Upgrade License Accounting Reports and Audit Rights
     ---------------------------------------------------

     4.1  Accounting Reports. Com21 shall maintain an accurate list of OEM
          ------------------
Products and Licensed Upgrades shipped based on the OEM Products' serial number for a period of three (3) years after such OEM Products or Licensed Upgrade ship. Within fifteen (15) days after the end of each calendar quarter, Com21 shall complete and submit to Sonic a detailed report setting forth all sales of the OEM Product, software royalties, and Licensed Upgrades during such calendar quarter and remit to Sonic the appropriate license, royalty, or other fee payments due based on such report. If necessary and at Sonic's discretion, Com21 shall allow a mutually agreed upon third party auditor to review Com21 records associated with such OEM Products and/or Licensed Upgrades per the Audit Rights in Section 4.2 below.

     4.2  Audit Rights.  Sonic has the right to direct a mutually agreed upon
          ------------
third party auditor to conduct, during normal business hours and upon reasonable prior written notice to Com21, an audit of the appropriate records of Com21 to verify the accuracy of Com21's reports to Sonic; provided, that (i) such third party auditor shall have executed a nondisclosure agreement satisfactory to Com21 under which the auditor shall agree to keep confidential and not to disclose to third parties confidential information to which the auditor is given access, as well as to disclose to Sonic only such information provided to the auditor by Com21 as is relevant to the audit conducted, and (ii) Sonic shall conduct no more than one (1) such audit during any twelve (12) month period. Such audit shall be at Sonic's expense, unless the adjustment to the Licensed Upgrade or other fees owing from Com21 is greater than five-percent (5%) of fees reported by Com21, in which case Com21 shall pay all expenses associated with the audit. Within ten (10) days after receipt of notice from Sonic, Com21 shall remit to Sonic all amounts found in any such audit to be due to Sonic and not previously paid by Com21.

5.   Customization and Deliverables
     ------------------------------

     5.1  Customization.  Sonic agrees, for any applicable NRE charges to Com21
          -------------
as specified in Exhibit B, to make specific minor modifications to Sonic's preexisting Licensed Software as set forth on Exhibit A.

     5.2  Deliverables.  The Deliverables are fully described in Exhibit A
          ------------
attached. Sonic will deliver all Deliverables to Com21 in accordance with the schedule set forth on Exhibit D. Com21 will have the right to test the Deliverables for a period of ten (10) working days following Com21's receipt of such Deliverables to determine whether the Deliverables conform to the Specifications. If Com21 determines the Deliverables fail to conform to the Specifications, Com21 will notify Sonic, and Sonic will use its best efforts to correct such defect within ten (10) working days. At the end of this period, Sonic will submit the corrected Deliverables to Com21 for acceptance by Com21 under this Section 5.2. The procedure set forth in this Section 5.2 will repeat until Com21 either accepts or permanently rejects the Deliverables.

6.   Support Obligations, Licensed Software Updates, and Licensed Software
     ---------------------------------------------------------------------
     Upgrades
     --------
     6.1  Scope of Services.  During the term of this Agreement, Sonic shall
          -----------------
render certain services in support of the Licensed Software, during Sonic's normal working hours (Monday through Friday, 9 a.m. to 5 p.m., PST, excluding holidays).

          (a) Sonic shall maintain a trained staff capable of rendering the services set forth in this Agreement.

          (b)  Com21 shall provide First-Tier Support and Second-Tier Support.

          (c) Sonic shall provide only Third-Tier support. Under no circumstances shall Sonic be obligated to directly support a Com21 Channel Partner or an End User of the Licensed Software.

     6.2  Updates and Upgrades.  During the term of this Agreement, Sonic, at
          --------------------
its own discretion, shall release Licensed Software updates and upgrades and shall make such updates and upgrades available to Com21. Sonic shall not charge Com21 for such upgrades or updates unless Sonic generally charges its customers for such upgrades and updates.

          (a) Sonic is responsible for using all reasonable diligence to correct verifiable and reproducible Errors when reported to Sonic by Com21 in accordance with Sonic's standard reporting procedures. Sonic shall, within two (2) days of verifying that such an Error is present, initiate work in a diligent manner toward development of an Error Correction. Following completion of the Error Correction, Sonic shall make such Error Correction available to Com21 and shall include the Error Correction in all subsequent Releases of the Licensed Software. Sonic shall not be responsible for correcting Errors in any version of the Licensed Software other than the most recent Release of the Licensed Software.

          (b) Sonic may, from time to time, issue new firmware releases of the Software at no cost to its customers generally, containing error corrections, minor Enhancements, and, in certain instances if Sonic so elects, major Enhancements. These new releases shall be provided to Com21 at no additional charge as new Com21 versions (which replace prior Com21 versions, as customized by Sonic for Com21 hereunder pursuant to Section 5) within 30 days after the general release.

          (c) Sonic may, from time to time, offer major Enhancements and/or Options to customers generally for an additional per unit charge. Com21, at its discretion, may choose to purchase and resell these major Enhancements and/or Options to its customers.

          (d) Sonic shall consider and evaluate the custom development of Enhancements for the specific use of Com21 and shall respond to Com21's requests for additional services pertaining to the Licensed Software (including, without limitation, graphical user interface modifications, new custom functionality, and formatting assistance), provided that such assistance, if agreed to be provided, is subject to supplemental NRE charges and support fees mutually agreed to by Sonic and Com21. The Parties shall negotiate in good faith for Sonic to accommodate Com21 customization requests and the associated NRE fee, but Sonic may decline the request due to lack of available engineering resources, scheduling conflicts, or the nature of the requested customization.


          (e) Sonic shall make its best effort to fix Severity I Bugs within 5 working days, and other bugs within 15 working days. The Parties acknowledge that due to the unpredictable nature of future bugs, Sonic can not be expected to absolutely deliver the fixes within the specified time frames in every case.

7.   Title and Confidentiality
     -------------------------

     7.1  Title.  The Licensed Software is and remains at all times the property
          -----
of Sonic, and Com21 has no right, title, or interest therein, except such license rights expressly set forth in this Agreement. Com21 acknowledges that neither Com21 nor any Com21, Channel Partner, or End User acquires any rights of ownership in the Licensed Software by virtue of this Agreement. At the request of Sonic, Com21 will cause the execution of any instruments that may be appropriate to perfect Sonic's exclusive ownership rights in the Licensed Software. Except as expressly contemplated by this Agreement, Com21 shall not disclose, copy, or otherwise disseminate the Licensed Software, or any part thereof, to any third person or entity.

     7.2  Confidentiality.  During the course of performance of this Agreement,
          ---------------
and thereafter, either Party may disclose certain Confidential Information to the other Party. The Party receiving any such Confidential Information shall maintain the confidentiality of such

Confidential Information and shall not use, disclose, or otherwise exploit any Confidential Information for any purpose not expressly contemplated by this Agreement.

8.   Representation and Warranties
     -------------------------------

     8.1 Corporate Power and Title. Sonic is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has full corporate power and authority to enter into this Agreement. In addition, Sonic has good and marketable title to all of the Licensed Software, free and clear of restrictions on or conditions to the license, transfer or assignment of the Licensed Software.

     8.2  Intellectual Property Infringement. No person has made a claim against
          ----------------------------------
Sonic that any of the Licensed Software infringes any patent, copyright, or proprietary process of interest of another, and Sonic does not require rights under any patent, copyright (or any application or registration respecting any thereof), discovery, improvement, process, formula, know-how, data, plan, specification, drawing or the like belonging to another. Finally, Sonic represents and warrants that the Licensed Software does not and shall not infringe any patent rights, copyright rights, mask-work rights, trade secret rights or other intellectual property rights of any third party.

     8.3  Warranty. Sonic represents and warrants that the Licensed Software
          --------
will perform in accordance with all specifications therefor, all Documentation, and for the uses contemplated hereunder and be substantially free of errors in operation for a period of twelve (12) months after the date of delivery by Sonic. In the event the Licensed Software is found to be modified (except as specifically permitted under this Agreement), tampered with, or misused, this warranty shall not apply to the extent the failure of the Licensed Software to function as warranted is the result of such modification, tampering, or misuse.

     8.4  Limitation of Warranty.  EXCEPT AS SET FORTH IN THIS SECTION 8, SONIC
          ----------------------
DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO THE SUITABILITY OR MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

     8.5  Indemnification by Sonic.  Except to the extent Com21 indemnifies
          ------------------------
Sonic pursu ant to Section 8.6 below, and except to the extent that any claims arise from Com21's negligence or willful misconduct, Sonic agrees to indemnify and hold harmless Com21, its successors and assigns, officers, directors, employees and customers (collectively, "Indemnitees"), from and against any and
                                        -----------
all claims and causes of action arising out of any claims of any third parties with respect to Sonic's breach of any of its representations, warranties or covenants contained in this Agreement; provided that Sonic receives prompt written notice of and has sole control over the defense and settlement of such claims and actions. Sonic shall pay all costs, expenses and reasonable attorneys fees incurred by Com21 in connection with any such defense unless Com21 chooses to defend itself, in which case it would be at Com21's own cost. In the event of any such claim or suit, unless Com21 chooses to defend itself at its own cost, Sonic shall have the right to select counsel and the right to control the defense and settlement of such suit or claim. Sonic further agrees to indemnify and save harmless Indemnitees from all claims or causes of action based upon defective design, manufacture, or a failure of the Licensed

Software to perform according to their specifications. This indemnity shall not expire upon termination of this Agreement, but shall remain in force and effect thereafter.

     8.6  Indemnification by Com21.  Except to the extent Sonic indemnifies
          ------------------------
Com21 pursuant to Section 8.5 above, and except to the extent that any claims arise from Sonic's negligence or willful misconduct, Com21 agrees to indemnify and hold harmless Sonic from any losses from claims of personal injury arising from Com21's sale and distribution of the Licensed Software, or from its breach of any representations, warranties or covenants contained in this Agreement. Com21 shall pay all costs, expenses and reasonable attorneys fees incurred by Sonic in connection with any such defense, unless Sonic chooses to defend itself. This indemnity shall not expire upon termination of this Agreement, but shall remain in force and effect thereafter.

     8.7  Limitation of Liability.  Except with respect to Sonic's
          -----------------------
          indemnification obligations under Section 8.5 above, the maximum cumulative liability owed by Sonic to Com21 hereunder shall be limited to the total amount paid by Com21 to Sonic as of the date a court makes a final determination in the matter in question. Except for claims which arise from the willful misconduct of Com21 or Com21's employees, officers, or agents, the maximum cumulative liability owed by Com21 to Sonic hereunder above shall be limited to the total amount received by Sonic from Com21 as of the date a court makes a final determination in the matter in question. As used in this section 8.7, a `final determination' is the date no further appeal is possible in the action at issue. EXCEPT TO THE EXTENT AWARDED IN ANY ACTION ALLEGING INTELLECTUAL PROPERTY INFRINGEMENT WITH RESPECT TO WHICH SONIC IS OBLIGATED TO INDEMNIFY COM21 UNDER SECTION 8.5 ABOVE, NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER FOR INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR OTHER SIMILAR DAMAGES UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY.

9.   Term & Termination
     ------------------

     9.1  Term.  Subject to Section 9.2, the term of this Agreement begins on
          ----
the Effective Date and shall continue for a period of 2 years, provided that this Agreement shall then automatically renew for successive one year terms, unless either Party gives the other Party thirty (30) days' written notice prior to the expiration of the then-current term of such Party's intent to terminate this Agreement.

     9.2  Termination.  Either Party may terminate this Agreement in the event
          ------------
the other Party is in material breach of this Agreement (including any failure to timely pay amounts owed to a Party) and the breaching Party fails to cure such breach within thirty (30) days following its receipt of written notice of such breach from the other Party; provided, however, that the 30-day cure period is shortened to a period of five (5) days in the event Com21 is in breach of any terms of this Agreement pertaining to the confidentiality, reproduction of copyright and other notices, or in the event Sonic is in breach of any terms of this Agreement pertaining to confidentiality of Com21's Confidential Information.

     9.3  Default.  The following are events of default:
          -------

          (a)  Failure to Pay or Breach.  If either Party is in default of any
               ------------------------
material term or condition hereunder and such default continues for thirty (30) days following written notice thereof by the non-breaching Party; or

          (b)  Insolvency, Assignment or Bankruptcy. If either Party is in
               ------------------------------------
material default of its obligations to its vendors or suppliers, becomes insolvent, files or has filed against it a petition under any Bankruptcy Law (which, if involuntary, is unresolved after sixty days).

     9.4  Return of Confidential Information.  Upon termination of this
          ----------------------------------
Agreement and receipt of written request from either Party, each Party shall return at its expense any and all copies of Confidential Information or materials in its possession or under its control.

     9.5  Purchases After Termination.  Upon termination of this Agreement
          ---------------------------
(except for termination due to breach of contract by Com21), Com21 shall be able to continue to purchase the Licensed Software and receive Third-Tier Support for a period of ninety (90) days per the original terms of this Agreement.

     9.6  Return of Licensed Software. Within fifteen (15) days of any
          ---------------------------
expiration or termination of this Agreement, Com21 shall return to Sonic all full or partial copies of the Licensed Software in its possession or under its control, including any master version of the Licensed Software, and shall so certify such return by a duly authorized officer of Com21. Upon any expiration or termination of this Agreement, Com21 is deemed to have assigned, transferred, and conveyed back to Sonic all license rights in and to the Licensed Software.

     9.7  Technical Support After Termination and/or Expiration. Upon
          -----------------------------------------------------
termination or expiration of this Agreement, Sonic shall continue to offer Third-Tier support including bug fixes but not feature enhancements to Com21 for an annual fee of ($20,000) twenty thousand dollars.

10.  Source Code Escrow
     ------------------

     10.1 Escrow Agreement. Sonic agrees to deposit a full and complete
          ----------------
electronic copy of the source code and hardware design to the Product, and all updates and enhancements thereto (the "Source Materials"), into escrow with a mutually agreed upon escrow services company. The parties will enter into a mutually agreeable escrow agreement. Com21 shall pay all fees for such escrow and Sonic shall bear its own costs in preparing the Source Materials for deposit. The escrow agreement shall provide for the release of such Source Materials upon the occurrence of an Event (as defined in 10.2).

     10.2 Release Event.  The definitive escrow agreement will provide for
          -------------
the release of such Source Materials to Com21 in the event Sonic (i) becomes the subject of any voluntary or involuntary proceeding for liquidation under the U.S. Bankruptcy Code and such proceeding is not terminated with respect to Sonic within sixty (60) days of its commencement, or (ii) ceases to do business in the normal course (except in the cases of corporate restructuring or acquisition), or (iii) Sonic exits the Internet security market and ceases development and ongoing technical support of the technology licensed to Com21 in this Agreement.

     10.3  Source Code License.  Subject to the terms and conditions of this
           -------------------
Agreement, upon release from escrow, Com21 shall have a nonexclusive, nontransferable license to use and modify the Source Materials and distribute the same in accordance with the licenses herein granted. Title in all Source Materials shall remain in Sonic, and Com21 will take all reasonable precautions to maintain the secrecy of the Source Materials. Further, upon the release from escrow of the Source Materials, Com21 shall pay royalties to Sonic, or Sonic's designate or successor, in the amount of twenty dollars ($20) per unit shipped which contains the Source Materials or any portion thereof.

     10.4  Right to Use Source Materials. Upon the release from escrow of the
           ------------------------------
Source Materials, Com21 agrees to not independently develop products which use any portion of the Source Materials.

11.  Miscellaneous
     -------------

     11.1  Export Restrictions.  Com21 shall not re-export, either directly or
           -------------------
indirectly, the Licensed Software (including any technical data, manuals, or other materials delivered pursuant to this Agreement) to any country or countries to which such re-exports are prohibited under the laws of the United States or the laws of any country in the Territory, including but not limited to any Derivative Works or Modifications. Com21 shall obtain appropriate license approvals and certifications necessary, if any, to comply with the applicable export and re-export restrictions of the United States or any country in the Territory. Com21 understands and recognizes that the Licensed Software and other materials made available to it hereunder may be subject to the Export Administration Regulations of the U.S. Department of Commerce and other U.S. government regulations relating to the export of technical data and equipment and Licensed Software produced therefrom. Com21 is familiar with and agrees to comply, and to require Channel Partners and End Users to, with all such regulations, including any future modifications thereof.

     11.2  Force Majeure.  If either Party is prevented from performing any
           -------------
portion of the Agreement by causes beyond its control, including labor disputes, civil commotion, war, governmental regulations or controls, casualty, inability to obtain materials or services, or acts of God, such defaulting Party shall be excused from performance for a period of delay and for a reasonable time thereafter.

     11.3  Governing Law.  This Agreement shall in all respects be governed by
           -------------
and interpreted in accordance with the laws of the State of California, without reference to conflict of law provisions.

     11.4  Arbitration.  Any controversy or claim arising out of this Agreement
           -----------
or a breach thereof shall, on written request of either Party served on the other, be submitted to binding arbitration before a single arbitrator to be conducted in accordance with the Rules and Regulations of the American Arbitration Association (Commercial Division). If the Parties are unable to agree on an arbitrator within thirty (30) days after a Party has served notice of a request to arbitrate, then an arbitrator shall be selected by the American Arbitration Association pursuant to its then-current rules, within fifteen (15) days after the Parties are unable to agree on the arbitrator. Arbitration shall take place in the County of Santa Clara, California. No discovery shall be allowed in such arbitration. The maximum number of days of hearing in such arbitration shall be ten (10), all of which shall occur in a twenty (20) day period. The arbitrators shall issue a written decision in the arbitration giving the findings of facts and reasons for the award made by the arbitrator. The award shall be specifically enforceable in a court of law with jurisdiction over the Parties and subject matter.

     11.5   Attorney's Fees.  In any litigation or arbitration between the
            ---------------
Parties, the prevailing Party shall be entitled to reasonable attorney fees and all costs of proceedings incurred in enforcing this Agreement.

     11.6   Consequential Damages.  EXCEPT AS EXPLICITLY SET FORTH IN THIS
            ---------------------
AGREEMENT, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, OR SPECIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR A PARTY'S PERFORMANCE OR FAILURE TO PERFORM HEREUNDER.

     11.7 The terms of this Agreement shall supersede and void any and all standard terms and conditions on each Party's respective forms.

     11.8   Binding Nature and Assignment.  Neither Party may assign any of its
            -----------------------------
rights or obligations under this Agreement without the prior written consent of the other Party; provided, that either Party may in its sole discretion assign its rights and obligations under this Agreement to an entity which acquires all or substantially all of its assets or to any successor in a merger or acquisition without the prior written consent of the other Party. Subject to the foregoing, this Agreement is binding on the Parties and their respective successors and assigns.

     11.9   Amendment and Waiver.  No modification, amendment, or waiver of or
            --------------------
under this Agreement is binding unless executed in writing by the Party against whom enforcement of such modification, amendment or waiver is sought. No waiver of any of the provisions of this Agreement constitutes a waiver of any other provision nor shall such waiver constitute a continuing waiver unless otherwise expressly provided .

     11.10  Further Assurances.  Each Party shall provide such further documents
            ------------------
or instruments required by the other Party as may be reasonably necessary or desirable to give effect to this Agreement and to carry out its provisions.

     11.11  Publicity.  For purposes of marketing, each Party may publicize the
            ---------
business relationship generally contemplated by this Agreement.

     11.12  Severability.  Any provision of this Agreement which is prohibited
            ------------
or unenforceable in any jurisdiction is, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

     11.13  Entire Agreement.  This Agreement, including the Exhibits hereto,
            ----------------
constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. There are no representations or warranties of the Parties in connection with the subject matter hereof except as specifically referenced herein.

     11.14  Notices.  Any notice, demand or other communication required or
            -------
permitted to be given under this Agreement must be in writing and is deemed delivered to a Party (a) when delivered by hand or courier, (b) when sent by confirmed facsimile with a copy sent by another means specified in this Section, or (c) six (6) days after the date of mailing if mailed by certified or registered mail, return receipt requested, postage prepaid, in each case to the address of such Party set forth below (or at such other address as the Party may from time to time specify by notice delivered in the foregoing manner):

     If to Sonic:
     -----------

     Sonic Systems
     5400 Betsy Ross Drive, Suite 206
     Santa Clara, CA 95054
     Attn:  Sreekanth Ravi

     If to Com21:
     -----------

     Com21, Incorporated
     750 Tasman Drive
     Milpitas, CA 95035
     Attn:  Ken Gorman

     11.15  Independent Contractors.  The Parties act as independent contractors
            -----------------------
of each other. Nothing herein is deemed to constitute Sonic and Com21 as partners, joint venturers, or principal and agent. Except as expressly contemplated by this Agreement, the Parties have no authority to bind each other legally or equitably by contract, admission, acknowledgment, or undertaking or to represent each other as to any matters.

     11.16  No Third Party Beneficiaries.  Nothing in this Agreement confers any
            ----------------------------
rights on any person or entity not a Party to this Agreement.

     11.17  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which is deemed an original but all of which taken together constitute one and the same instrument.

     11.18  Survival.  Sections 1, 2.2, 2.3, 2.4, 4, 7, 8, 9.4, 9.5, 9.6, 9.7,
            --------
10.3, 11, and all payment obligations incurred prior to the termination of this Agreement, will survive the termination or expiration of this Agreement for any reason.

IN WITNESS WHEREOF, the Parties have entered into this Agreement to take effect on the date executed by Sonic.

COM21, INCORPORATED                     SONIC SYSTEMS, INC.

Signature /s/ Kenneth C. Gorman         Signature /s/ Sreekanth Ravi
         --------------------------               ----------------------
Print Name  Kenneth C. Gorman           Print Name  Sreekanth Ravi
           ------------------------                ---------------------
Print Title VP, Engineering             Print Title President
            -----------------------                 --------------------
Date  Jan. 27, 1999                     Date        1/27/99
    -------------------------------          ---------------------------

                                   EXHIBIT A
                                   ---------

                                 Deliverables

-  A 16-user version of the SonicWALL Firmware in object code form.

- The firmware version is 3.x, and includes future bug fix releases and non-charged upgrades. The right to enable Sonic charged upgrades (such as VPN and content filter list subscription) is not included in the base price.

-  An electronic version of the SonicWALL Documentation.
-  Sonic to provide code performance tuning as applicable.
- Com21 Product and Company name to be customized by Sonic in the software Graphical User Interface (GUI).
-  VPN option IS AVAILABLE as a separately priced option.
- Optional weekly update of the CyberNOT list IS AVAILABLE as a separately priced option.
- Sonic will provide hardware schematics of its SonicWALL product to help Com21 with its Product hardware design.

                                   EXHIBIT B
                                   ---------

                    Licensed Software Pricing and Minimums

There are two components associated with the licensing of the code as per
Section 3.1 of this Agreement:

1)  A [ * ] Annual Software License Fee; and

2) A Per Unit Software Royalty as per the tables below. If in any 1-year term of this Agreement Com21 ships [ * ] revenue units of the OEM Product, the per unit price shall drop from [ * ] to [ * ] for the remaining term of this Agreement.

________________________________________________________________________________________________
         DESCRIPTION              Up to [ * ] units annually           [ * ] annually
------------------------------------------------------------------------------------------------
Per unit license fee                          [ * ]                          [ * ]
------------------------------------------------------------------------------------------------

AVAILABLE OPTIONS:

_______________________________________________________________________________________________
                 DESCRIPTION                                    Per Unit Price
-----------------------------------------------------------------------------------------------
VPN Upgrade                                                           [ * ]
Annual CyberNOT Filter List Subscription                              [ * ]
-----------------------------------------------------------------------------------------------

NON-RECURRING ENGINEERING FEES
------------------------------
Sonic Systems will provide certain custom engineering for one-time fees of:
  -  Software Customization:   [ * ]
  -  Code performance tuning - [ * ]

                                   EXHIBIT C
                                   ---------

                        Licensed Software Specification

                   INSERT SONICWALL SPECIFICATION SHEET HERE

                                   EXHIBIT D
                                   ---------

                             Deliverables Schedule

The Deliverables listed in Exhibit A shall be delivered to Com21 within 5 working days after the Effective Date of this Agreement.

Performance Tuning - Sonic shall make its best effort to deliver code
------------------
performance tuning before the end of February 1999 that, when combined with Com21's enhanced hardware design incorporating a 33Mhz Motorola 360 processor, meets Com21's stated throughput performance goals of 7Mbps for firewalling only (no content filtering or VPN) and 500Kbps for firewalling, content filtering, and a single session of 56-bit ARC4 IPsec VPN simultaneously. However, Sonic can not absolutely guarantee these goals will be met.

Release of Second Installment of the Annual License Fee:  The following items
-------------------------------------------------------
shall be delivered by Sonic to Com21 for purposes of the payment of the second installment of the Annual License fee as per section 3.2(b):

(1)  Sonic shall complete delivery of the deliverables specified in Exhibit A.

(2) Sonic shall assist Com21 in setting-up it's product registration, automatic software update, and CyberNOT list subscription servers associated with the successful delivery of the OEM Product.

(3) Sonic shall provide technical support and sales training at Com21 not to exceed one full day each.

(4) Sonic shall provide an electronic version of the documentation complete with Com21 requested reasonable minor changes and enhancements.

(5) Sonic shall make its best effort to complete performance tuning as specified earlier in this Exhibit.

                                   EXHIBIT E
                                   ---------

                          End User License Agreement

This End User Software License Agreement (Agreement) is a legal agreement between you, either an individual or a single entity, (Licensee) and Com21, Inc. (Com21) for the Licensed Product (defined below). By installing, copying or otherwise using the Licensed Product, you agree to be bound by the terms of this Agreement. If you do not agree to the terms of this Agreement, promptly return the unused Licensed Product to the place where you obtained it for a full refund.

1.  Definitions.

a.  Documentation means the end user documentation associated with the Software
    -------------
provided by Com21.

b.  Hardware means, collectively, Com21's headend controller unit.  Com21's
    --------
subscriber-end data over cable modem and/or voice over cable modem and a central processing unit (CPU) operating on a SUN platform with HP Open View software.

c.  Licensed Product means, collectively, the Software and the Documentation.
    ----------------

d.  Software means, collectively, the version(s) of the Com21 network management
    --------
applications programs (the NMAPS Software), Com21 cable modem image software and other software contained as any Hardware, an object code form including updates, modifications or enhancements of such programs that may be provided byCom21 in its sole discretion from time to time.

2. Grant of License. Subject to all the terms and conditions of this Agreement, Com21 grants Licensee a non-exclusive, non-sublicensable, non-transferable right (License) to use the Software only in accordance with the Documentation and only in connection with the Hardware licensed or purchased by Licensee. Licensee has no right to receive, use, examine, or modify any source code or design documentation relating to the Software.

3. Ownership of Software. As between the parties, Com21 retains all title to and ownership of and, except as expressly and unambiguously licensed herein, all rights and interest in the Licensed Products including all customizations, enhancements, modifications, improvements, derivatives or other changes (by whomever produced) and all copies and portions thereof, whether or not incorporated into or with other software, and all intellectual property and proprietary rights anywhere in the world therein. The License does not constitute a sale of the Software or any portion or copy of it.

4. Restrictions. Except as reasonably required to use the Software with the Hardware strictly in accordance with the License, copying or modifications of the Licensed Products or any portion thereof, including Software that has been modified or incorporated into or with other software, is expressly forbidden. Licensee shall not remove, alter, obscure or fail to reproduce all copyright, trademark and other proprietary rights noticed that appear in or on the Licensed

Products. Except to the extent expressly prohibited by applicable law, Licensee shall not (and shall not allow any third party to) decompile, disassemble, or otherwise reverse engineer or attempt to reconstruct or discover any source code or underlying ideas, structure, sequence, organization, algorithms, file formats, programming or interoperability interfaces of the Software or of any files contained in or generated using the Software by any means whatsoever. Further, Licensee shall not (i) load or use any portion of the NMAP Software on or with more than on CPU, whatsoever. Further, Licensee shall not (i) load or use any portion of the NMAP Software on or with more than one CPU, (ii) provide, lease, lend or otherwise use or allow others to use the Software to or for the benefit of third parties, (iii) except as specified in the Documentation, modify, incorporate into or with other software or create a derivative work of any part of the specified in the Documentation, modify, incorporate into or with other software or create a derivative work of any part of the Software, (iv) load or use any portion of the Software (whether or not modified or incorporated into or with order software) on or with any machine or system other than the Hardware, (v) except if, as and to the extent expressly authorized in the Documentation, transmit or use the Software over a network, or (vi) disseminate performance information or analysis (including, without limitation, benchmarks) from any source relating to the Software.

5. Termination of License. The License shall remain in effect for so long as Licensee's use of the Licensed Products is in compliance with the terms and conditions of this Agreement. The License will terminate immediately without notice from Com21 if Licensee fails to comply with any provision of this Agreement. Upon termination, Licensee shall immediately cease all use of the Licensed Products and return or destroy all copies of the Licensed Products and all portions thereof (whether or not modified or incorporated with or into other software) and so certify to Com21. Except for the Licensee and except as otherwise expressly provided herein, the terms of this Agreement shall survive termination. Termination is not an exclusive remedy and all other remedies will be available whether or not the Licensee is terminated.

6. Limited Warranty and Disclaimer. THE LICENSED PRODUCT IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. FURTHER, COM21 DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS REGARDING THE USE, OR THE RESULTS OF THE USE, OF THE LICENSE PRODUCTS IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, OR THAT THE LICENSED PRODUCTS ARE OR WILL BE ERROR-FREE. This limited warranty does not affect or prejudice statutory rights Licensee may have acquired in the country in which the Licensed Products are being used.

7. Limitation of Remedies and Damages. TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, COM21 SHALL NOT BE RESPONSIBLE OR LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR (I) ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOSS OR INACCURACY OF DATA OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY OR (III) ANY MATTER BEYOND ITS REASONABLE CONTROL NOTHING IN THIS AGREEMENT SHALL EXCLUDE OR RESTRICT COM21'S LIABILITY FOR DEATH OR PERSONAL INJURY SOLELY

CAUSED BY COM21'S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OR TO THE EXTENT EXPRESSLY PROHIBITED UNDER APPLICABLE MANDATORY PRODUCT LIABILITY LAWS, IF ANY.

8. Indemnification. Com21 shall hold Licensee harmless from liability resulting from infringement by the Software of any United States patent issued as of the date sixty (60) days before delivery of the Software or any United States copyright, provided Com21 is promptly notified in writing of any and all threats, claims and proceedings related thereto, given reasonable assistance and has sole control over the defense and all negotiations for a settlement or compromise; Com21 will not be responsible for any settlement it does not approve in writing. THE FOREGOING CONSTITUTES COM21'S SOLE LIABILITY, AND LICENSEE'S SOLE REMEDY IN THE EVENT OF ANY INFRINGEMENT OF THIRD PARTY RIGHTS BY THE LICENSED PRODUCTS AND IS IN LIEU OF ANY WARRANTIES OR NONINFRINGEMENT, WHICH ARE HEREBY DISCLAIMED TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW. The foregoing obligation of Com21 does not apply with respect to Software or portions or components thereof (i) not supplied by Com21, (ii) made in whole or in part in accordance to Licensee's specifications, (iii) which are modified after delivery by Com21, (iv) combined with other products, processes or materials (excluding the Hardware) not supplied by Com21, (v) where Licensee continues allegedly infringing activity after being modified thereof or after being informed of modifications that would have avoided the alleged infringement, or (vi) where Licensee's use of the Software is incident to an infringement not resulting primarily form the Software or is not strictly in accordance with the License; Licensee will indemnify Com21 and its officers, directors, agents and employees from all damages, settlements, attorneys' fees and expenses related to a claim of infringement excluded from Com21's indemnity obligation by this sentence.

9. Government Matters. Licensee shall comply with the U.S. Foreign Corrupt Practices Act regarding among other things, payments to government officials) and all export laws, restrictions, national security controls and regulations of the United States or other applicable foreign agency or authority, and not to export or re-export, or allow the export or re-export of any Software or any copy or direct product thereof in violation of any such restrictions, laws or regulations or, without all required licenses and authorizations, to any Group D1 or E2 country, including, without limitation, Cuba, Libya, North Korea, Iran, Iraq or Rwanda (or any national or such country) specified in the then-current Supplement No. 1 to Part 740 of the U.S. Export Administration Regulations (or any successor supplement or regulations).

10. Miscellaneous.

a   Assignment.  The License and this Agreement are not assignable or
    ----------
transferable by Licensee without the prior written consent of Com21; any attempt to do so shall be void.

b.  Waivers and Amendments.  No failure to exercise, and no delay in exercising,
    ----------------------
on the part of either party, any privilege, any power or any rights hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or power hereunder preclude further exercise of any other right hereunder. Any waivers of or amendments to any provision of this Agreement shall be effective only if made in writing clearly understood by both parties to be an amendment or waiver and signed by a representative of the respective parties authorized to bind the parties.

c.  Severability.  If any provision of this Agreement shall be adjudged by any
    ------------
court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

d.  Governing Law; Attorneys' Fees.  This Agreement shall be deemed to have been
    ------------------------------
made in, and shall be construed pursuant to the laws of the State of California and the United States of America without regard to conflicts of laws provisions thereof and without regard to the U.N. Convention on Contracts for the International Sale of Goods. The sole and exclusive jurisdiction and venue for any action or dispute relating to the subject matter of this Agreement shall be the California state and U.S. federal courts having within their jurisdiction the location of Com21 and each of the parties hereto submits itself to the exclusive jurisdiction and venue of such courts for the purpose of any such action or dispute and hereby waives any venue objection thereto. The prevailing party in any action to enforce this Agreement shall be entitled to recover costs and expenses including, without limitation, attorneys' fees.

e.  English Language.  The original of this Agreement has been written in
    ----------------
English. Licensee hereby agrees to waive my right under the law of the country in which the Software was initially licensed to have this Agreement written in the native language.

f.  Equitable Relief.  The parties agree that a material breach of this
    ----------------
Agreement adversely affecting Com21's proprietary rights in the Software would cause irreparable injury to Com21 for which monetary damages would not be an adequate remedy and that the Com21 shall be entitled to equitable relief in addition to any remedies it may have hereunder or at law.

g.  Entire Agreement.  Both parties agree that this Agreement is the complete
    ----------------
and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.